Exhibit 99.2

Contacts:

Stephanie Diaz (Investors) Tim Brons (Media) Ryan D. Lake (CFO)

Vida Strategic Partners Vida Strategic Partners Recro

415-675-7401 415-675-7402 770-531-8365

sdiaz@vidasp.com tbrons@vidasp.com ryan.lake@recroCDMO.com

Recro Announces acquisition of San Diego-Based IRISYS, creating BI-coastal, Full Service cdmo

Combination of Synergistic Organizations Results in Broad CDMO Service with Capabilities Spanning from Pre-IND Development to Commercial Manufacturing and Packaging for Wide Range of Dosage Forms

Transaction Expands Recro’s Global Customer Base, Offering Pipeline and Revenue Diversification Along with Significant Opportunity for Continued Growth

EXTON, PA, August 13, 2021 — Recro Pharma, Inc. (“Recro”; NASDAQ: REPH), a contract development and manufacturing organization (CDMO) dedicated to solving complex formulation and manufacturing challenges for companies developing oral solid dose drug products, today announced its acquisition of IRISYS, a San Diego-based CDMO that possesses capabilities that complement and expand those of Recro. Recro acquired IRISYS for approximately $50 million in a combination of cash, shares of Recro common stock and a seller promissory note. With its acquisition of IRISYS, Recro has transformed itself into a full service CDMO with operations on both the East and West Coast of the U.S. capable of offering its now expanded global client base access to services spanning from pre-Investigational New Drug (IND) development to commercial manufacturing and packaging for wide range of dosage forms.

“Today’s acquisition of IRISYS is truly a transformative transaction for Recro. The joining of these two companies creates an organization that is ideally positioned to achieve Recro’s previously disclosed four-pronged strategy for growth, which includes strengthening the organization’s leadership and talent, expanding and diversifying our client base, fortifying our financial position, and enhancing our capabilities and competencies,” said David Enloe, president and chief executive officer of Recro. “Adding the personnel, facilities, capabilities and global customer base of IRISYS advances each of these goals and positions Recro for sustainable, profitable growth moving forward. We welcome the members of the IRISYS team to the Recro family and are eager to begin implementing the integration of the companies.”

IRISYS is a full service CDMO based in San Diego, CA with capabilities that range from formulation development to commercial manufacturing for various dosage forms including oral liquids, sterile injectables, tablets, topicals, liquid/powder filled capsules, ophthalmic droppers, liposomes and nano/microparticles. IRISYS serves a diverse, global client base within the biopharmaceutical industry with its nearly 40 clients located in six different countries around the world. This includes manufacturing support for four commercial and near-commercial products. Importantly, IRISYS recently added automated, aseptic fill/finish and lyophilization capabilities to its existing facility, offering a new key avenue for significant near-term growth. IRISYS expects to generate $15.4 million in revenue for full year 2021 and has approximately $23 million spanning its contracted backlog and vetted sales pipeline.

Strategic Rationale

Recro’s acquisition of IRISYS was driven by a number of compelling factors covering the four prongs of the company’s ongoing growth strategy.

Enhances Capabilities and Competencies:

•
Expands technical focus beyond oral solid dose to include sterile injectables oral liquids, tablets, topicals, liquid/powder filled capsules, ophthalmic droppers, liposomes and nano/microparticles;
•
Adds new capabilities in the areas of aseptic fill/finish and lyophilization; and
•
Establishes bi-coastal footprint from which to better serve clients within the U.S., as well as globally.

Expands and Diversifies Client Base:

•
Adds more than three dozen clients spanning six countries, reducing Recro’s customer dependency risk;
•
Provides greater balance between our clinical and commercial project mix; and
•
Diversifies portfolio from exclusively oral solid dose to a balance of multiple advanced dosage forms and oral solid dose.

Strengthens Leadership and Talent:

•
Supplements Recro’s seasoned leadership team with strong scientific talent credited with driving success at IRISYS; and
•
Provides access to West Coast human capital hotbed.

Fortifies Financial Position:

•
Adds profitable business with IRISYS full year 2021 estimated revenues of $15.4 million, net income of $2.1 million and EBITDA* of $2.8 million; the corresponding anticipated improvement in Recro’s EBITDA will be beneficial to Recro’s debt covenants under its credit agreement. Recro intends to provide updated financial guidance when it releases third quarter 2021 earnings;
•
Offers significant revenue diversification, reducing financial reliance on any particular client or service offering;
•
Becomes accretive by the fourth quarter of 2021, excluding integration costs; and
•
Enables transaction-related paydown of credit facility and an extension of the due date, leading to improved cash flow.

In addition to the advancement of the company’s four-pronged growth strategy, the acquisition was also driven by key synergies between Recro and IRISYS within business development, clinical development and commercial scale-up, as well as a strong cultural alignment and fit between the companies.

*EBITDA is a non-GAAP financial measure (see Non-GAAP Financial Measures in this release).

Transaction Details

Under terms of the agreement, Recro has acquired 100% of the equity interests of IRISYS in exchange for consideration having an aggregate value of approximately $49.850 million. The purchase price was paid through: (i) $25.5 million of cash at closing; (ii) 9,302,718 shares of common stock of Recro to be issued in six months; and (iii) a seller promissory note of $6.1 million. The seller note has a three (3) year maturity date from the date of closing and bears interest at a rate of 6% annually. The seller note is expressly subordinated and unsecured in right of payment and priority to Recro’s existing debt with Athyrium Capital Management.

Bailey Southwell & Co. served as the exclusive financial advisor to IRISYS. William Blair & Company, L.L.C. represented Recro on the transaction.

Non-GAAP Financial Measures

Certain financial measures of IRISYS presented in this press release, including EBITDA, were not calculated using U.S. generally accepted accounting principles (“GAAP”). We believe these financial measures are helpful in understanding IRISYS’ business because it allows for greater transparency of supplemental information used by Recro’s management in connection with the acquisition of IRISYS. These measures are used by investors, as well as Recro’s management, in assessing IRISYS’ past and potential future performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, reported GAAP results. Further, Non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared. Please see the section of this press release titled “IRISYS, LLC Reconciliation of GAAP to Non-GAAP Financial Measures” for a reconciliation of Non-GAAP EBITDA, to its most directly comparable GAAP measure.

About Recro

Recro (NASDAQ: REPH) is a contract development and manufacturing organization (CDMO) with capabilities from early feasibility to commercial manufacturing. With an expertise in solving complex manufacturing problems, Recro is a CDMO providing oral solid dosage form development, end-to-end regulatory support, clinical and commercial manufacturing, and packaging and logistics services to the global pharmaceutical market.

In addition to our experience in handling DEA controlled substances and developing and manufacturing modified release oral solid dosage forms, Recro has the expertise to deliver on our clients’ pharmaceutical development and manufacturing projects, regardless of complexity level. We do all of this in our best-in-class facilities, which total 120,000 square feet, in Gainesville, Georgia.

For more information about Recro’s CDMO solutions, visit recrocdmo.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, among other things, the Company’s expectations regarding, the potential benefits of the acquisition of IRISYS, and other statements. The words “anticipate”, “believe”, “could”, “estimate”, “upcoming”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “will” and similar terms and phrases may be used to identify forward-looking statements in this press release. Factors that could cause the company’s actual outcomes to differ materially from those expressed in or underlying these forward-looking statements include risks that the results and potential of the combined business and the combination IRISYS’ business with the Company’s business may not be as anticipated; the ongoing economic and social consequences of the COVID-19 pandemic, including any adverse impact on the customer ordering patterns or inventory rebalancing or disruption in raw materials or supply chain; demand for the company’s services, which depends in part on customers’ research and development and the clinical plans and market success of their products; customers’ changing inventory requirements and manufacturing plans; customers and prospective customers decisions to move forward with the company’s manufacturing services; the average profitability, or mix, of the products the company manufactures; the company’s ability to enhance existing or introduce new services in a timely manner; fluctuations in the costs, availability, and suitability of the components of the products the company manufactures, including active pharmaceutical ingredients, excipients, purchased components and raw materials, or the company’s customers facing increasing or new competition. These forward-looking statements should be considered together with the risks and uncertainties that may affect our business and future results presented herein along with those risks and uncertainties discussed in our filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law.

IRISYS, LLC

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

To supplement the financial results of IRISYS, LLC (“IRISYS”) determined by U.S. generally accepted accounting principles (“GAAP”), the tables below provide the following Non-GAAP information about EBITDA.

EBITDA is net income or loss as determined under GAAP excluding interest and depreciation. We believe that Non-GAAP financial measures are helpful in understanding the business of IRISYS, as it is useful to investors in allowing for greater transparency of supplemental information used by our management in connection with the acquisition of IRISYS. EBITDA is used by investors, as well as our management in assessing IRISYS’ past and potential future performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, GAAP results. Further, Non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

Full year guidance